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                                                                          10.10b
                     AMENDMENT NO. 2 TO AMENDED AND RESTATED
                            LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of the 23 day of December, 1997, is made by and among QUESTECH, INC., a Virginia corporation ("QuesTech"), QUESTECH SERVICE COMPANY, a Virginia corporation formerly known as Engineering Resources, Inc. ("QTSC"), QUESTECH PACKAGING, INC., a Virginia corporation ("QTPI"; QuesTech, QTSC and QTPI are referred to individually as a "Borrower" and collectively as the "Borrowers"), and FIRST UNION NATIONAL BANK, a National banking association, successor by merger to Signet Bank, a Virginia banking corporation (the "Lender").

RECITALS

A. The Lender and the Borrowers entered into an Amended and Restated Loan and Security Agreement dated as of June 3, 1996 (as amended through the date hereof, the "Agreement") pursuant to which the Lender has agreed to extend credit to the Borrowers, and the Borrowers have agreed to obtain credit from the Lender, on the terms and conditions set forth in such Agreement.

B. The Borrowers have requested that the Lender make certain modifications to the Agreement, including, offering a LIBOR pricing option, providing an additional term loan facility, and permitting a higher advance rate with respect to certain commercial receivables included in the borrowing base, and the Lender has consented to such request subject to the execution of this Amendment and the satisfaction of the conditions specified herein.

C. The Borrowers and the Lender now desire to execute this Amendment to set forth their agreements with respect to the modifications to the Agreement.

     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrowers agree as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment and not defined herein are defined in the Agreement.

SECTION 2. Amendments to Agreement.  The Agreement is hereby amended as follows:

          2.1 Amendments to Section 1. Section 1 of the Agreement is amended as follows:

          2.1(a) Borrowing Base. The definition of the term Borrowing Base is replaced in its entirety with the following definition:

     "Borrowing Base" means, at the time in question, the sum of (a) 85% of Eligible Billed Government Receivables, (b) 80% of Eligible Billed Commercial Receivables, and (c) 85% of Eligible Billed Special Commercial Receivables, all as depicted in the Borrowing Base Certificate the Lender has most recently received pursuant to Section 2.1(e) or Section 5.8(g) provided, however, that



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(i) the Borrowing Base shall be reduced by the Letter of Credit Exposure on the date the Borrowing Base is being calculated, (ii) at all times the Borrowing Base shall remain subject to verification by the Lender, and (iii) in no event shall the Borrowing-Base attributable to the Accounts Receivable described in clause (b) of this definition of "Borrowing Base" exceed One Million and no/100 Dollars ($1,000,000.00).

          2.1(b) Commitment Fee. The definition of the term Commitment Fee is restated in its entirety as follows:

     "Commitment Fee" means the quarterly fee to be paid by the Borrowers to the Lender pursuant to Section 2.5 hereof in consideration of the commitment by the Lender to make Revolving Loans hereunder. The Commitment Fee due for each calendar quarter (or portion thereof) shall equal the product of the Commitment Fee Rate in effect for such quarter (or portion thereof) multiplied by the difference between $6,000,000.00 and the sum of the average daily principal balance of the Revolving Loans during such quarter (or applicable portion thereof) plus the average daily face amount of all Letters of Credit outstanding during such quarter (or applicable portion thereof).

          2.1(c) Default Rate. The definition of the term Default Rate is restated in its entirety as follows:

     "Default Rate" means, with respect to a Term Loan, a rate of interest equal to 3% above the interest rate otherwise applicable to such Term Loan and, in all other cases, a rate of interest equal to 3% above the interest rate otherwise applicable to Revolving Loans.

2.1(d) Eligible Bill Commercial Receivable. The definition of the term Eligible Billed Commercial Receivable is replace in its entirety with the following definition:

     "Eligible Billed Commercial Receivable" means any Eligible Billed Receivable which does not arise out of a prime contract between a Borrower and the Government and does not qualify as an Eligible Billed Special Commercial Receivable; provided that, for so long as (i) more than 50% of the Eligible Receivables due from any Commercial Customer or group of Commercial
Customers which are Affiliates of each other remains unpaid for more than 90 days following the date of initial invoice to such Commercial Customer(s) for such Eligible Receivables or (ii) any Commercial Customer or an Affiliate of a Commercial Customer is obligated to the Borrower pursuant to a promissory note or other agreement entered into by such Commercial Customer or Affiliate in lieu of payment of an Account Receivable, then no Accounts Receivable of


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such Commercial Customer(s) may be included as Eligible Billed Commercial
Receivables.

          2.1(e) Eligible Billed-Special Commercial Receivable. The following definition of the term Eligible Billed Special Commercial Receivable is inserted in the proper alphabetical location in Section 1:

     "Eligible Billed Special Commercial Receivable" means any Eligible Billed Receivable due from a Special Commercial Customer which does not arise out of a prime contract between a Borrower and the Government and does not qualify as an Eligible Billed Commercial Receivable; provided that, for so long as (i) more than 50% of the Eligible Receivables due from any individual Commercial Customer or group of Commercial Customers which are Affiliates of each other remains unpaid for more than 90 days following the date of initial invoice to such Commercial Customer(s) for such Eligible Receivables or (ii) any Commercial Customer or an Affiliate of a Commercial Customer is obligated to a Borrower pursuant to a promissory note or other agreement entered into by such Commercial Customer or Affiliate in lieu of payment of an Account Receivable, then no Accounts Receivable of such Commercial Customer(s) may be included as Eligible Billed Special Commercial Receivables.

          2.1(f) Extended Maturity Date. The following definition of the term Extended Maturity Date is inserted in the proper alphabetical location in
Section 1:

     "Extended Maturity Date" shall mean with respect to each Term Loan the numerically corresponding day of the forty-eighth (48th) calendar month following the date when such Term Loan is made. For example, if a Term Loan is funded on December 1, 1997, its Extended Maturity Date would be December 1, 2001.

          2.1(g) Interest Determination Date. The following definition of the term "Interest Determination Date" is inserted in the proper alphabetical location in Section 1:

     "Interest Determination Date" means the first Business Day of each calendar month.

          2.1(h) Letter of Credit Exposure. The following definition of the term Letter of Credit Exposure is inserted in the proper alphabetical location in Section 1:

     "Letter of Credit Exposure" means, at any given date, the available face amount of outstanding Letters of Credit on such date plus the aggregate amount of drafts drawn under or purporting to be drawn under Letters of Credit that have been paid by the Lender and for which the Lender has not been reimbursed as of such date.



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          2.1(i) LIBO-Based Rate.  The following definition of the term
"LIBO-Based Rate" is inserted in the proper alphabetical location in Section 1:

     "LIBO-Based Rate" means the rate per annum determined by the Lender to be equal to the sum of (a) the then applicable LIBO Rate plus (b) 2.70%.

          2.1(j) LIBO Rate. The following definition of the term LIBO Rate is inserted in the proper alphabetical location in Section 1:

     "LIBO Rate" means that rate per annum determined by the Lender on each Interest Determination Date to be equal to the London Interbank Offered Rate as published on such Interest Determination Date by Bloomberg or Dow Jones-Telerate, as BBA LIBOR on page 3750 (or by Reuters Monitor Money Rates Services (LIBO page), if Bloomberg or Dow Jones-Telerate is not available), or such other page as may replace that page on that service for the purpose of displaying rates or prices comparable to that rate (rounded upwards, if necessary, to the next higher 1/100%) representing the offered rate for deposits in United States Dollars for one (1) month periods that will be in effect on such Interest Determination Date (and if such rates are quoted based on the amount of the deposit, in an amount equal to the Principal Amount on such Interest Determination Date); provided, however, that such London Interbank Offered Rate shall be determined by the Lender in its sole discretion and the resulting LIBO Rate shall include any adjustment deemed necessary by the Lender, in its sole discretion, to reflect the cost of the Lender's reserve requirements as they exist from time to time. If more than one such rate appears on such page or its replacement, the Lender will use the arithmetic mean of such rates to determine the LIBO Rate. The LIBO Rate is not necessarily the lowest or most favorable rate of interest charged by the Lender on extensions of credit to debtors.

          2.1(k) Loan Documents. The definition of the term Loan Documents is restated in its entirety as follows:

     "Loan Documents" means this Agreement, the Notes, and any other document now or hereafter executed or delivered in connection with the Obligations in evidence thereof or as security therefor, including, without limitation, any guaranty, life insurance assignment, pledge agreement security agreement, deed of trust, mortgage, promissory note or subordination agreement.

          2.1(l) Maturity Date. The following definition of the term Maturity Date is inserted in the proper alphabetical location in Section 1:

     "Maturity Date" shall mean with respect to each Term Loan the numerically corresponding day of the twelfth (12th) calendar month following the date when




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such Term Loan is made.  For example, if a Term Loan is funded on December 1,
1997, its Maturity Date would be December 1, 1998.

          2.1(m) Maximum Amount. The definition of the term Maximum Amount is restated in its entirety as follows:

     "Maximum Amount" means, at any time, the lesser of (a) the difference between $6,000,000-00 and the Letter of Credit Exposure at such time or (b) the then applicable Borrowing Base.

          2.1(n) Note. The definition of the term Note is restated in its entirety as follows:

     "Note" means either the Revolving Note or a Term Note, depending upon the context in which the term is used, and "Notes" means one or more of the Revolving Note and the Term Notes.

          2.1(o) Obligations. The definition of the term Obligations is restated in its entirety as follows:

     "Obligations" means the Loans, the Notes, all indebtedness and obligations of a Borrower under this Agreement and the other Loan Documents, as well as all other obligations and indebtedness of a Borrower to the Lender, now existing or hereafter arising, of every kind and description, whether or not evidenced by notes or other instruments, and whether such obligations are direct or indirect, fixed or contingent, liquidated or unliquidated, including, without limitation, any overdrafts in any deposit account maintained by a Borrower with the Lender and all obligations of a Borrower with respect to letters of credit issued by the Lender for the account of such Borrower.

          2.1(p) Pre-Closing Settlement Package. The following definition of the term Pre-Closing Settlement Package is inserted in the proper alphabetical location in Section 1:

     "Pre-Closing Settlement Package" means the following documents with respect to each Qualifying Single Family Dwelling Unit for which QuesTech is requesting that the Lender advance a Term Loan:

          (i) a copy of the Term Note that will evidence such Term Loan, appropriately completed;

          (ii) a copy of the Deed of Trust that will secure such Tenn Note, appropriately completed;


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          (iii)  an original commitment for a policy of owner's title insurance insuring QuesTech, its successors and/or assigns in a form acceptable to the Lender, including such endorsements and affirmative coverages as the Lender shall require and subject to only such exceptions to coverage as the Lender shall approve;

          (iv) an original binder for the hazard insurance policy and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy, covering the Qualifying Single Family Dwelling Unit;

          (v) an original appraisal of the Qualifying Single Family Dwelling Unit addressed to the Lender and otherwise acceptable to the Lender;

          (vi) a copy of the HUD-1 Settlement Statement prepared in connection with the closing of the corresponding Term Loan;

          (vii) a copy of the proposed Deed conveying the Qualifying Single Family Dwelling Unit to QuesTech; and

          (viii) such other documents and information as the Lender may reasonably request to verify that the conditions to the Lender's obligations to make the corresponding Term Loan have been satisfied.

          2.1(q) Qualifying Single Family Dwelling Unit. The following definition of Qualifying Single Family Dwelling Unit is inserted in the proper alphabetical location in Section 1:

     "Qualifying Single Family Dwelling Unit" means a single family dwelling unit which: (i) is owned by an employee of a Borrower who is being transferred from his or her current place of employment with the Borrower to another facility of the Borrower and (ii) satisfies the underwriting requirements of the Lender as suitable collateral for a Term Loan.

          2.1(r) Rate Request. The following definition of the term Rate Request is inserted in the proper alphabetical location in Section 1:

     "Rate Request" means QuesTech's telephonic notice given on behalf of the Borrowers (to be confirmed promptly in writing) of the Borrowers' intention to have all of the Principal Amount bear interest at the LIBO-Based Rate.


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          2.1(s) Revolving Facility. The definition of the term Revolving
Facility is inserted in the proper alphabetical location on Section 1:

     "Revolving Facility" means the line of credit established by the Lender for the benefit of the Borrowers in an amount not to exceed the Maximum Amount to be used by the Borrowers only for the purposes specified in Section 2.1(d).

          2.1(t) Revolving Loans. The following definition of the term Revolving Loans is inserted in the proper alphabetical location in Section 1:

     "Revolving Loans" means loans made by the Lender to the Borrower under the Revolving Facility.

          2.1(u) Revolving Note.  The following definition of the term Revolving
Note is inserted in the proper alphabetical location in Section 1:

     "Revolving Note" means the promissory note in form and substance acceptable to the Lender in the original principal amount of $6,000,000.00 (as it may be amended, modified supplemented or replaced from time to time) evidencing the obligation of the Borrower to pay the principal amount of the Revolving Loans together with interest on the Revolving Loans.

          2.1(v) Settlement Package. The following definition of the term Settlement Package is inserted in the proper alphabetical location in Section 1:

     "Settlement Package" means the following documents with respect to each Term Loan and the Qualifying Single Family Dwelling Unit securing such Term
Loan:

          (i) the executed original Term Note that evidences such Term Loan, appropriately completed;

          (ii) the executed, original Deed of Trust that secures such Term Note, appropriately completed;

          (iii) the original hazard insurance policy and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy, covering the Qualifying Single Family Dwelling Unit issued in exact conformance with the binder for such policy included in the Pre-Settlement Closing Package for such Term Loan;

          (iv) the executed, original HUD-1 Settlement Statement prepared in connection with the closing of such Term Loan, in exact conformance to the copy


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of such HUD-1 Settlement Statement included in the Pre-Closing Settlement
Package for such Term Loan, or containing only such modifications as the Lender shall have previously approved;

          (v) an original policy of owner's title insurance insuring QuesTech, its successors and/or assigns in exact conformance to the commitment for such policy included in the Pre-Closing Settlement Package for such Term Loan, or containing only such modifications as the Lender shall have previously approved;

          (vi) the original, recorded Deed conveying the Qualifying Single Family Dwelling Unit to QuesTech, which Deed shall be in exact conformance to the copy of such Deed included in the Pre-Closing Settlement Package for such Term Loan, or shall contain only such modifications as the Lender shall have previously approved; and

          (vii) such other documents and information as the Lender may reasonably request to verify that the conditions to the Lender's obligations to make the such Term Loan have been satisfied.

          2.1(w) Special Commercial Customer. The following definition of the term Special Commercial Customer is inserted in the proper alphabetical location in Section 1:

     "Special Commercial Customer" means any Person obligated on an Account Receivable which the Lender, in its sole discretion, has approved as a Special Commercial Customer, such approval to be evidenced by the inclusion of such Person's name on the Schedule of Special Commercial Customers attached hereto. The status of Special Commercial Customer may be reviewed by the Lender at any time and any Person may be removed as a Special Commercial Customer by the Lender, in its sole discretion, upon notice to the Borrowers of the Lender's decision to remove such Person. Upon the Lender's issuance of such a notice no new Accounts Receivable due from such Person may be included in the Borrowing Base and all existing Accounts Receivable of such Person included in the Borrowing Base as of the date of such notice shall no longer be permitted to be included in the Borrowing Base on the thirty-first (31st) day following the date of such notice.

          2.1(x) Term Facility. The following definition of the term Term Facility is inserted in the proper alphabetical location in Section 1:

     "Term Facility" means the line of credit in the maximum amount of $750,000.00 established by the Lender for the benefit of QuesTech on the terms set forth in Section 2.2 hereof to be used by QuesTech only for the purposes specified in Section 2.2 (b) hereof.

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          2.1(y) Term Loan.  The following definition of the term Term Loan is inserted in the proper alphabetical location in Section 1:

     "Term Loan" means each Loan made by the Lender to QuesTech under the Term Facility.

          2.1(z) Term Note. The following definition of the term Term Note is inserted in the proper alphabetical location in Section 1:

     "Term Note" means each promissory note in form and substance acceptable to the Lender (as it may be amended, modified supplemented or replaced from time to time) evidencing the obligation of QuesTech to pay the principal amount of a Term Loan together with interest on such Term Loan.

2.2 Amendments to Section 2. Section 2 is restated in its entirety as follows:

SECTION 2. Loans.

2.1.    Revolving Facility Amount and Borrowing Procedure.

(a) Subject to the terms and conditions of this Agreement, the Lender agrees to make Revolving Loans to the Borrowers (through the Agent) from time to time until the Termination Date unless, after giving effect to any such Revolving Loan (i) the Principal Amount would exceed the Maximum Amount, (ii) a Borrower then has, or as a result of such Revolving Loan would have, an obligation to prepay any Loan, or (iii) a Borrower then has, or as a result of such Revolving Loan would have, an obligation to provide additional collateral to the Lender pursuant to Section 2.1(c) hereof; provided, however that for the purposes of all such calculations, Revolving Loans to be repaid by Revolving Loans to be advanced on such date shall be excluded from the Principal Amount. Subject to the foregoing limitations, the Borrowers (acting through the Agent) may borrow, repay without penalty and re-borrow hereunder from the date hereof until the Termination Date. The obligation of the Borrowers to repay the Revolving Loans, together with interest thereon, shall be evidenced by the Revolving Note. The unpaid principal balance of the Revolving Note shall be payable on the Termination Date, subject to acceleration, termination or prepayment under the terms of this Agreement.

(b) Subject to the terms and conditions of this Agreement, the Application applicable thereto and the other Loan Documents, the Lender agrees to issue Letters of Credit under the Revolving Facility for the benefit of QuesTech in an aggregate amount not to exceed $500,000.00 unless after giving effect to the issuance of any such Letter of Credit (i) the Principal Amount would exceed the Maximum Amount, (ii) a Borrower then has, or as a result of such Letter of

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Credit would have, an obligation to prepay any Loan, or (iii) a Borrower then has, or as a result of such Letter of Credit would have, an obligation to provide additional collateral to the Lender pursuant to Section 2.1(c) hereof, provided, however that, for the purposes of all such calculations, Letters of Credit to be replaced with Letters of Credit to be issued on such date shall be excluded. The expiration date of each Letter of Credit must be acceptable to the Lender, in its sole and absolute discretion, but in no event shall be later than the Termination Date.

(c) If the Principal Amount exceeds the Maximum Amount, the Borrowers shall immediately prepay the Revolving Loans to the extent necessary to reduce such excess. If after such prepayment the Letter of Credit Exposure exceeds the sum of (a) 85% of Eligible Billed Government Receivables, (b) 80% of Eligible Billed Commercial Receivables, and (c) 85% of Eligible Billed Special Commercial Receivables, all as depicted in the Borrowing Base Certificate the Lender has most recently received pursuant to Section 2.1(e) or Section 5.8(g), the Borrowers shall immediately deliver to the Lender such additional collateral as the Lender shall deem necessary to adequately secure the Borrowers' obligations with respect to such Letter of Credit Exposure.

(d) The proceeds of the Revolving Loans shall be used for business or commercial purposes, including supporting the issuance by the Lender of Letters of Credit at the request of QuesTech, and for no other purpose.

(e) Only the Agent may request Revolving Loans. Any request for a Revolving Loan must be received by the Lender not later than 1:00 p.m. (Washington, D.C.
time) on the date on which the Revolving Loan is to be made. Each request must specify the amount of the Revolving Loan and, at the option of the Lender, shall be accompanied by a current Borrowing Base Certificate, which may be transmitted by telecopy to the Lender at (703) 506-9553, or such other number as the Lender may designate in written notice to the Agent. If a Borrowing Base Certificate is transmitted by telecopy, the Agent shall maintain the original of such Borrowing Base Certificate as a permanent record for so long as any of the Obligations remain outstanding and shall allow the Lender to inspect such Borrowing Base Certificate and shall provide copies of such original to the Lender upon its request therefor. The proceeds of the Revolving Loans will be credited to the Operating Account. Revolving Loans may be requested by those individuals designated by the Agent from time to time in written instruments delivered to the Lender; provided, however, that the Borrowers shall remain liable with respect to any Revolving Loan disbursed by the Lender in good faith hereunder, even if such a Revolving Loan is requested by an individual who has not been so designated. The Borrowers agree to confirm in writing from time to time, when and as requested by the Lender, the purpose for which the proceeds of each Revolving Loan were used.

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(f)     Any request for a Letter of Credit to be issued must be made by delivery to the Lender, not later than five (5) Business Days prior to the date of issuance of such requested Letter of Credit, of a properly completed and executed Application. The fee for each Letter of Credit shall be an amount equal to an opening fee of $500.00 plus a non-refundable commission of 2% per annum of the undrawn portion of the Letter of Credit, payable in advance upon issuance and thereafter on each anniversary of the date of issuance of such Letter of Credit. The Lender is authorized to advance on behalf of QuesTech as a Revolving Loan all sums required to be paid by QuesTech to the Lender in respect of any such Letter of Credit pursuant to the terms of the Application (including the fee set forth above), provided that the Lender may, but shall not be obligated to make such Revolving Loans if, after the disbursement thereof,
(i) the Principal Amount would exceed the Maximum Amount, (ii) a Borrower then has, or as a result of such Revolving Loan would have, an obligation to prepay any Loan, or (iii) a Borrower then has, or as a result of such Revolving Loan would have, an obligation to provide additional collateral to the Lender pursuant to Section 2.1(c) hereof; provided, however that, for the purposes of all such calculations, Revolving Loans to be repaid by Revolving Loans to be advanced on such date shall be excluded from the Principal Amount. The provisions of the Application are deemed incorporated in this Agreement by this reference and shall be binding upon the Lender and Borrowers as if fully set forth herein. If a conflict exists between the terms of the Application and any other Loan Document, the terms of the Application shall control with respect to any Letter of Credit issued pursuant to such Application but not as to other matters governed by this Agreement or such Loan Document.

2.2    Term Loan Amount and procedure.

(a) Subject to the terms and conditions of this Agreement, the Lender agrees to make Term Loans to QuesTech in the aggregate principal amount of up to $750,000.00 until March 31, 1998. The amount of each Term Loan shall be limited to the "cash due from borrower" as depicted on line 303 of the HUD-I Settlement Statement prepared and executed by QuesTech and the seller in connection with each acquisition of a Qualifying Single Family Dwelling Unit by QuesTech, which HUD-1 Settlement Statement is to be delivered to the Lender pursuant to Section
3.13 hereof. The obligation of QuesTech to repay each Term Loan plus interest accrued thereon shall be evidenced by a Term Note. The entire principal amount of each Term Loan shall be due on the first to occur of (i) the sale of the Qualifying Single Family Dwelling Unit securing such Term Loan and (ii) the Maturity Date or, if applicable, the Extended Maturity Date of such Term Loan. If a Qualifying Single Family Dwelling Unit has not been sold by QuesTech on or prior to the Maturity Date of the Term Loan secured by such Qualifying Single Family Dwelling Unit and there is then no Default or Event of Default, QuesTech may, by written notice received by the Lender three (3) Business Days in advance of the Maturity Date, elect to extend the maturity

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date of such Term Loan to the Extended Maturity Date.  As a condition to such election, QuesTech must make a principal curtailment in the amount of 10% of the principal balance of such Term Loan on the Maturity Date. Thereafter on each Interest Payment Date, QuesTech shall make equal monthly payments of principal, each in the amount of 1/360th of the principal balance of the Term Loan on the Maturity Date (prior to the required 10% curtailment), and the entire unpaid principal balance of such Term Loan shall be due in fall, is not sooner repaid, on the Extended Maturity Date. The obligation of the Lender to make Term Loans is not a revolving obligation and amounts borrowed under this Section 2.2 and repaid may not be reborrowed.

(b) The proceeds of each Term Loan shall be used by QuesTech to acquire the Qualifying Single Family Dwelling Unit which will secure such Term Loan, and for no other purpose.

(c) Any request for a Term Loan must be received by the Lender not later than 1:00 p.m. (Washington, D.C. time) at least two (2) Business days prior to the date on which the Term Loan is to be made. Each request must specify the amount of the Term Loan and be accompanied by the documents required under Section 7.3 hereof The proceeds of the Term Loans will be credited to a deposit account maintained with the Lender by QuesTech. Term Loans may be requested by those individuals designated by QuesTech from time to time in written instruments delivered to the Lender; provided, however, that the Borrowers shall remain liable with respect to any Term Loan disbursed by the Lender in good faith hereunder to QuesTech, even such Term Loan is requested by an individual who has not been so designated. The Borrowers agrees to confirm in writing from time to time, when and as requested by the Lender, the purpose for which the proceeds of each Term Loan were used.

(d) QuesTech may prepay a Term Loan in whole or in part at any time without premium or penalty. Any such prepayment shall be applied against the scheduled principal payments in the inverse order of maturity and shall not otherwise postpone or change the amount of any subsequent installment.

2.3.  Interest.

(a)   General Provisions.

      (i) Revolving Loans. Except as otherwise provided in this Section 2.3, the Principal Amount shall bear interest for each day such Principal Amount is outstanding until it becomes due a rate of interest determined as set forth in this Section 2.3(a)(i). QuesTech, on behalf of the Borrowers, shall have the option, subject to the terms and conditions hereinafter set forth, of paying interest on the Principal Amount at the Prime Rate or the LIBO-Based Rate, and,

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following receipt of QuesTech's verbal request therefor, the Lender will provide the current LIBO Rate. If the Borrowers desire the application of the LIBO-Based Rate, they shall submit a Rate Request to the Lender, which Rate Request, if accepted by Lender, shall be effective on the next succeeding Interest Determination Date and shall be irrevocable until the Interest Determination Date following the Interest Determination Date when such Rate Request becomes effective; provided, however, that in no event shall the Lender be required to honor a Rate Request that is received later than 1:00 p.m. (Washington, D.C. time) two (2) Business Days prior to the Interest
Determination Date when the Borrowers' desire the LIBO-Based Rate to take effect. If the Principal Amount is then bearing interest at the LIBO-Based Rate and QuesTech fails to submit an effective Rate Request, the Principal Amount shall thereafter bear interest at the Prime Rate. For any period when QuesTech has failed to designate an interest rate applicable to the Principal Amount, the Prime Rate shall be the applicable interest rate. Payments of interest on each Revolving Loan shall be made on each Interest Payment Date beginning on the Interest Payment Date next succeeding the date of disbursement of such Revolving Loan. At the option of the Lender, the Revolving Loans shall bear interest at the Default Rate, payable on demand, during any period of Default hereunder. Failure to exercise this option to assess a Default Rate of interest shall not constitute a waiver of such right in the event of any subsequent Default or at a later date during the same Default. The rate of interest with respect to any portion of the Principal Amount attributable to Revolving Loans which, under the terms hereof, is bearing interest at the Prime Rate shall change as and when the Prime Rate changes.

     (ii) Term Loans. The principal balance of each Term Loan shall bear interest at the Prime Rate plus 0.50% from the date such Term Loan is advanced until it becomes due. Payments of interest on each Term Loan shall be made on each Interest Payment Date beginning on the Interest Payment Date next succeeding the date of disbursement of such Term Loan. At the option of the Lender, the Term Loans shall bear interest at the Default Rate, payable on demand, during any period of Default hereunder. Failure to exercise this option to assess a Default Rate of interest shall not constitute a waiver of such right in the event of any subsequent Default or at a later date during the same Default. The rate of interest with respect to Term Loans shall change as and when the Prime Rate changes.

(b) Inability to Determine Rate. In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the LIBO Rate, the Lender shall forthwith give notice (which may be telephonic and promptly confirmed in writing or by facsimile transmission) of such determination to the Borrowers. If such notice is given, any portion of the Principal Amount bearing interest at the LIBO-Based Rate shall immediately begin bearing interest at the Prime Rate. Until such notice has been withdrawn by the Lender, the Principal Amount shall continue to bear interest at the Prime Rate.

(c) Illegality, Impracticality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof (whether having the force of law or not) shall or may in the opinion of the Lender make it unlawful or impractical for the Lender to make or maintain Loans bearing interest at the LIBO-Based
Rate: (1) the commitment of the Lender hereunder to make Revolving Loans bearing interest at the LIBO-Based Rate shall forthwith be suspended and (2) the outstanding Revolving Loans bearing interest at the LIBO-Based Rate, if any, shall be converted automatically to Revolving Loans bearing interest at the Prime Rate.

2.4. Administrative Fee. The obligation of the Borrowers to pay the Administrative Fee shall commence on the date hereof and shall continue until the Obligations have been fully and completely paid and discharged. Commencing on the Interest Payment Date following the date hereof and continuing on each subsequent Interest Payment Date until the Obligations have been fully and completely paid and discharged, the Borrowers shall pay the Administrative Fee due for the month (or partial month) ending on such Interest Payment Date. Any accrued and unpaid portion of this fee shall be paid on the Termination Date and, if applicable, on the Maturity Date or Extended Maturity Date of the last outstanding Term Loan.

2.5    Commitment Fee.

(a) The obligation of the Borrowers to pay the Commitment Fee shall commence on the date hereof and shall continue until the Lender's obligation to make Revolving Loans has terminated and all Revolving Loans and all other Obligations related thereto have been fully and completely paid and discharged. Commencing on June 30, 1996 and continuing on the last day of each subsequent calendar quarter thereafter (i.e. March 31, June 30, September 30 and December 31) until the Lender's obligation to make Revolving Loans has terminated and all Revolving Loans and all other Obligations related thereto have been fully and completely paid and discharged, the Borrowers shall pay the Commitment Fee due for the quarter (or portion thereof) then ending. Any accrued and unpaid portion of this fee shall be paid on the Termination Date.

(b) The Borrowers shall pay a commitment fee in consideration of the Lender's agreement to provide the Term Facility. This commitment fee will be due on December 31, 1997 and March 31, 1998. The payment due on December 31, 1997 will be the product of 3/8th% multiplied by the difference between $750,000.00 and the original principal balance of all Term Loans that have been funded as of December 1, 1997. The payment due on March 31, 1998 will be the product of 3/8th% multiplied by the difference between $750,000.00 and the original principal balance of all Term Loans that have been funded as of March 31, 1998.

2.6. Payments and Computations. All payments hereunder (including any payment or prepayment of principal, interest, fees and other charges) or with respect to the Notes or the Loans shall be made in lawful money of the United States of America, in immediately available funds without set-off, deduction or counterclaim of any kind, to the Lender at its office at North Tower, 3rd Floor, 7799 Leesburg Pike, Falls Church, Virginia 22043, or at such other place as the Lender may in writing designate, and shall be applied, at the option of the Lender, first to accrued Obligations other than principal and interest, next to accrued interest and then to principal. If any payment of principal, interest or fees is not due on a Business Day, then the due date will be extended to the next succeeding full Business Day and interest and fees will be payable with respect to the extension. If any payment of principal, interest or fees is not made within seven days of its due date, the Borrowers agree to pay to the Lender a late charge equal to 5% of the amount of the payment. Except as otherwise specifically provided, interest and fees shall be computed on the basis of a year of 360 days and actual days elapsed. The Lender may, but shall not be obligated to, debit the amount of any payment due under this Agreement to any deposit account or loan account of a Borrower maintained with the Lender.

2.7. Termination of Revolving Facility by Borrowers. The Borrowers may terminate the Revolving Facility provided for in this Agreement and discontinue borrowing thereunder by giving not less than 30 Business Days' prior written notice of such termination to the Lender. The termination of the Revolving Facility shall not affect the rights of the Lender with respect to any Obligations arising prior or subsequent to such termination and the provisions of this Agreement shall remain in full force and effect until the Obligations have been fully and completely paid and discharged. Once the Obligations have been fully and completely paid and discharged and all obligations of the Lender to make Loans or issue Letters of Credit has terminated, the Lender will release its Liens in the Collateral.

2.8. Extensions of Termination Date, Maturity Date and Extended Maturity Date. The Lender may from time to time, in its sole discretion, extend the Termination Date, any Maturity Date, and any Extended Maturity Date by giving written notice of such extension to the Borrowers. During any such periods of extension, the remaining terms and conditions of this Agreement shall remain in full force and effect.

2.9 Appointment of QuesTech as Agent. The Borrowers hereby appoint QuesTech to act as Agent as herein specified for the Borrowers hereunder, including, specifically to request and receive all Loans. Each of the Borrowers hereby authorizes the Agent to take such action on its behalf under the provisions of the Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder, as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. QuesTech agrees to act as the Agent on behalf of the Borrowers to the extent provided in the Loan Documents.

2.3  Amendments to Section 3.  The following is inserted as a new Section 3.11:

     3.11    Qualifying Single Family Dwelling Units.

     (a) With respect to each Qualifying Single Family Dwelling Unit to be acquired by QuesTech with the proceeds of a Term Loan, QuesTech shall (i) provide the Lender with a copy of the Pre-Closing Settlement Package prior to the funding of the corresponding Term Loan, (ii) execute and deliver to the Lender a purchase money deed of trust in the form provided by the Lender granting to the Lender a first priority lien and security interest on such Qualifying Single Family Dwelling Unit as additional collateral for the Obligations provide the Lender with a lien and security interest in by, (iii) execute and deliver to the Lender a Term Note and such other documents as the Lender may reasonably request to evidence or secure such Term Loan, each in a form acceptable to the Lender, (iv) provide the Lender with such other information and assistance as the Lender shall reasonable request to ensure that the Lender has a valid, perfected first priority purchase money lien on such Qualifying Single Family Dwelling Unit, and (v) deliver to the Lender within two
(2) days following the funding of the corresponding Term Loan the original Settlement Package; provided, however, that if the Deed to be included in such Settlement Package has not yet been returned by the recording office, it shall be delivered within two (2) days following the date it is so returned and provided, further, that if the original hazard and, if applicable, flood insurance policies have not been delivered by the insurance company issuing such policies, they shall be delivered within two (2) days following the date they are so issued.

     (b) Until a Default occurs, the Lender agrees to refrain from recording any such deed of trust, but once a Default occurs (in addition to any other remedies the Lender may then have), the Lender may record all such deeds of trust then in the possession of the Lender or thereafter delivered to the Lender. QuesTech shall reimburse the Lender on demand for all costs incurred by the Lender in recording such deeds of trust and obtaining lender's title insurance policies for the benefit of the Lender insuring the lien of such deeds of trust. All such amounts shall bear interest at the Default Rate from the date advanced by the Lender until repaid by the Borrowers, and the Borrowers authorize the Lender to advance on behalf of QuesTech as a Revolving Loan all sums required to be paid by QuesTech to the Lender in respect of any such deed of trust or title policy, provided that the Lender shall have no obligation to advance such a Revolving Loan.

2.4  Amendments to Section 7.

     2.4(a) Amendments to Section 7.2. Section 7.2 is restated in its entirety as follows:

          7.2. Conditions Precedent to Subsequent Disbursements of Revolving Loans and Issuances of Letters of Credit. The disbursement of subsequent Revolving Loans and the issuance subsequent of Letters of Credit shall be subject to the following conditions precedent:

          (a) No Default or Event of Default shall have occurred and be continuing.

          (b) No material adverse change shall have occurred in the financial or business condition of a Borrower.

          (c) All representations and warranties contained herein shall be true and correct at the date of such disbursement or issuance.

          (d) No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the opinion of counsel for the Lender would make it illegal for the Lender to make Loans or issue Letters of Credit hereunder.

          (e) If required by the Lender, the Borrowers shall have delivered to the Lender a current Borrowing Base Certificate, a listing and aging of Accounts Receivable, a listing of accounts payable of each Borrower, a report setting forth the status of all contracts, all of which shall be of a current date, shall be appropriately completed and duly executed by the chief financial officer of each Borrower, the Treasurer of each Borrower or such other financial officer of each Borrower as is acceptable to the Lender and generally shall be in form and substance satisfactory to the Lender.

          (f) If previously waived by the Lender as a condition to Closing, financing statements and/or termination statements shall have been filed in each location where the Lender deems such filing necessary to perfect its security interest in the Collateral or terminate a previously perfected security interest in the Collateral.

          (g) The Lender shall have received such landlord and mortgagee waivers as it shall request from any landlord or mortgagee which, in the reasonable judgment of the Lender, has an interest in any of the Collateral, and all landlord and mortgagee waivers previously provided to the Lender by any landlord or mortgagee which, in the reasonable judgment of the Lender, has an interest in any of the Collateral shall remain in effect.

          (h) The Borrower shall have executed all other agreements, instruments and documents and shall have performed all acts which the Lender may require with respect to Accounts Receivable owing by the Government to ensure compliance with the Assignment of Claims Act of 1940, as amended, and all applicable regulations issued pursuant thereto.

          (i) With respect to the issuance of a Letter of Credit, the Lender shall have received an Application for such Letter of Credit.

     2.4(b) Section 7.3. The following is inserted as a new Section 7.3:

          7.2. Conditions Precedent to Disbursement Term Loans. In addition to any applicable conditions set forth in Section 7.1 and Section 7.2 hereof, the disbursement of each Term Loan shall be subject to the following additional conditions precedent:

          (a) The Lender shall have received from QuesTech the Pre-Closing Settlement Package for such Term Loan required to be delivered pursuant to
Section 3.13.

          (b) The Lender shall have received a borrowing request, in form and substance satisfactory to the Lender, from QuesTech specifying the amount of the Tenn Loan requested and the date on which such Term Loan is requested to be made (which date shall not be sooner than the second Business Day after the date the borrowing request is received by the Lender).

          (c) The Lender shall have received closing instructions satisfactory to the Lender executed by the attorney or settlement agency handling QuesTech's acquisition of the Qualifying Single Family Dwelling Unit that will secure such Term Loan, and the Lender shall be satisfied that such attorney or settlement agency has complied with such instructions.

          (d) QuesTech shall have provided the Lender with such information and assistance as shall be necessary or appropriate for the Lender to determine that the conditions precedent to the finding of such Term Loan have been satisfied.

          (e) The Lender shall have received all information, including Settlement Packages, then due in respect of prior Term Loans, if any.

2.5 Amendments to Section 8. Section 8.1(a) is restated in its entirety as follows:

     (a) The failure of a Borrower to pay any Obligation to the Lender including, without limitation, the principal of or interest on the Notes or any of the, Loans, when the same shall become due and payable, whether at maturity, as a result of the Lender's demand for payment or otherwise, and such failure shall continue for a period of ten (10) days after the date when the Lender's notice of such failure (which notice may be a computer generated late payment notice) is deemed effective pursuant to Section 9.3) hereof, or

2.6  Amendments to Section 9.

     2.6(a) Sections 9.9(b)-(d). Sections 9.9(b)-(d) are restated in their entirety as follows:

     (b) At any time and from time to time, the Lender may grant to one or more Banks participating interests in the Lender's commitment to make Loans hereunder or in any or all of the Loans or the Notes. In the event of any such grant by the Lender of a participating interest to a Bank, whether or not upon notice to the Borrowers, the Lender shall remain responsible for the performance of its obligations hereunder, and the Lender shall continue to deal solely and directly with the Borrowers in connection with the Lender's rights and obligations under this Agreement. Any agreement pursuant to which the Lender may grant such a participation interest shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the Lender will not agree to any modification, amendment or waiver of this Agreement which would have the effect increasing or decreasing the Maximum Amount, extending the Termination Date, a Maturity Date or an Extended Maturity Date, subjecting the Lender to any additional obligation, reducing the principal of or rate of interest on any Loan, or postponing the date fixed for any payment of principal of or interest on any Loan or fees hereunder or under the Notes without the consent of such Bank. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest grant in accordance with this subsection (b).

     (c) At any time, the Lender may assign to one or more Banks all, or a proportionate part of all, of the Lender's rights and obligations under this Agreement and the Notes, and such Bank shall assume such rights and obligations, pursuant to an instrument executed by such Bank and the Lender, with (and subject to) the consent of the Borrowers; provided that if such Bank is an affiliate of the Lender, the Borrowers' consent shall not be required.

Upon execution and delivery of such an instrument and payment by such Bank to the Lender of an amount equal to the purchase price agreed between the Lender and such Bank, such Bank shall become a party to this Agreement and shall have all the rights and obligations of the Lender to the extent of such Bank's commitment to make Loans as set forth in such Bank's instrument of assumption, and the Lender shall be released from obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the Lender and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Bank. If the Bank is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account deliver to the Borrowers certification as to exemption from deduction or withholding of any United States federal income taxes.

     (d) The Lender may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank. No such assignment shall release the Lender from its obligations hereunder.

     2.6(b) Section 9-16.  Section 9.16 is restated in its entirety as follows:

     9.16. Indemnification. At all times prior to and after the consummation of the transactions contemplated by this Agreement, the Borrowers will indemnify and hold each Indemnitee harmless from and against all losses, damages, claims, fines, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by any such Indemnitee, whether direct or indirect, as a result of or arising from or relating to any Proceedings by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Indemnitee arising from or in connection with this Agreement, the Notes or any of the other Loan Documents, and any of the transactions contemplated herein or therein, except to the extent such losses, damages, claims, fines, costs or expenses are due to the willful misconduct or gross negligence of the Lender; provided that in connection with such indemnification obligations, the Borrowers shall not be liable for any settlement effected by any Indemnitee without the Borrowers' prior consent (which the Borrowers shall not unreasonably withhold, delay or condition) and the Borrowers shall have the right to participate at their sole cost and expense in the defense of any proceeding for which such indemnification may be sought. In the event of any Proceeding, the Lender shall promptly and as soon as is practicable notify the Borrowers of the existence of such Proceeding, provided that the Lender's failure to do so shall not preclude any Indemnitee from seeking indemnification hereunder. At the request of the Lender, the Borrowers will indemnify any Person to whom the Lender transfers or sells all or any portion of its interest in the Loans or participations therein on the terms set forth above. The obligations of the Borrowers under this Section 9.16 shall survive the termination of this Agreement and payment of the Obligations.

     2.7 Schedule of Special Commercial Customers. The Schedule of Special Commercial Customers attached to this Amendment is hereby attached to and incorporated in the Agreement.

     SECTION 3. Representations and Warranties of the Borrowers. Each Borrower, jointly and severally, represents and warrants to the Lender that:

          (a) Each Borrower has the power and authority to enter into and to perform this Amendment, to execute and deliver all documents relating to this Amendment, and to incur the obligations provided for in this Amendment, all of which have been duly authorized and approved in accordance with each Borrower's corporate documents;

          (b) This Amendment, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of the Borrowers in accordance with their respective terms;

          (c) Except with respect to events or circumstances occurring subsequent to the date thereof and known to the Lender, all representations and warranties made in the Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;

          (d) Each Borrower's obligations under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Agreement or any of the other Loan Documents; and

          (e) As of the date hereof, no Borrower has any offsets or defenses against the payment of any of the Obligations.

     SECTION 4. Waiver of Claims. As a specific inducement to the Lender without which the Borrowers acknowledge the Lender would not enter into this Amendment and the' other documents executed in connection herewith, each Borrower hereby waives any and all claims that it may have against the Lender, as of the date hereof, arising out of or relating to the Agreement or any other Loan Document whether sounding in contract, tort or any other basis.

     SECTION 5. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Borrowers have executed and completed this Amendment and a Revolving Note in form and substance acceptable to the Lender, have delivered such original, executed documents to the Lender, and have reimbursed the Lender for the Lender's costs and expenses incurred in connection with this Amendment.

     SECTION 6. Miscellaneous.

          6.1 Reference To Agreement and Note. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement" and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby [and each reference in the Agreement and the other Loan Documents to the "Note" shall mean and be a reference to the applicable Note executed by the Borrowers and delivered to the Lender pursuant to Section 5 hereof.

          6.2 Effect on Loan Documents, Loans, and Accrued and Unpaid Interest, Fees and Other Charges. Except as specifically amended above, the Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, all Collateral given to secure the Obligations of the Borrowers under the Agreement and the other Loan Documents prior to the date hereof does and shall continue to secure all Obligations of the Borrowers under the Agreement, as amended hereby and the other Loan Documents, and, except as provided in the Agreement and the other Loan Documents, no such Collateral shall be released until all conditions to such release as contained in the Loan Documents are satisfied. On the effective date of this Amendment, all Loans outstanding under the Agreement shall become Revolving Loans. Any interest, fees and other charges due under the Agreement which have accrued and remain unpaid as of the effective date of this Amendment shall be paid on the next succeeding date that any such charge which has accrued on or after the effective date of this Amendment is due under the Agreement, as amended hereby, unless any such charge is discontinued by this Amendment, in which event the Borrowers shall pay the accrued and unpaid portion thereof upon execution of this Amendment.

          6.3 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          6.4 Costs, Expenses and Taxes. The Borrowers, jointly and severally, agree to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto.

          6.5 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to conflict of law provisions.

     IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment to be signed by their duly authorized representatives under seal all as of the day and year first above written.

                                     QUESTECH, INC. a Virginia corporation



ATTEST:                              By:    Vincent L. Salvatori
                                         ----------------------------------
                                         Vincent L. Salvatori, Chairman
   M. P. Rivera
-------------------------
(Asst.) Secretary
[corporate seal)

                                     QUESTECH SERVICE COMPANY, a Virginia
                                     corporation



ATTEST:                              By:    Vincent L. Salvatori
                                         ----------------------------------
                                          Vincent L. Salvatori, Chairman
   M. P. Rivera
--------------------------
(Asst.) Secretary
[corporate seal]


                                     QUESTECH PACKAGING, INC., a Virginia
                                     corporation


ATTEST:                              By:    Vincent L. Salvatori
                                         ----------------------------------
                                          Vincent L. Salvatori, Chairman
   M. P. Rivera
--------------------------
(Asst.) Secretary
[corporate seal]


                                     FIRST UNION NATIONAL BANK, a
                                     National banking association, successor
                                     by merger to Signet Bank, a Virginia
                                     banking corporation



                                     By:    Loriana Cipolletti
                                         ----------------------------------
                                         Loriana Cipolletti, Vice President

                      SCHEDULE OF SPECIAL COMMERCIAL CUSTOMERS



Computer Sciences Corporation
Systems Engineering Division

Hughes Naval and Maritime Systems Co.

Hughes Information Systems Company
Hughes Information Technology Systems

Lockheed Martin Vought Systems

Lockheed Martin Missiles & Space

Raytheon E-Systems,
Richardson Operations